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Exhibit 5.1

Mayer Brown LLP 1675 Broadway New York, New York 10019-5820
Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

November 5, 2010

TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York 10577

Ladies and Gentlemen:

        We have acted as outside counsel to TAL International Group, Inc., a Delaware corporation (the "Company") in connection with the preparation of the registration statement on Form S-3 initially filed by the Company with the Securities and Exchange Commission (the "Commission") on October 27, 2010, as amended November 5, 2010 (as it may be amended subsequently, the "Registration Statement") registering the following securities:

  (i)
  5,000,000 shares (the "Selling Stockholder Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") that are currently issued and outstanding and held by certain stockholders of the Company (the "Selling Stockholders") to be identified, in accordance with General Instruction II. G of Form S-3, in a prospectus supplement filed pursuant to Rule 424(b)(7) under Securities Act of 1933, as amended (the "Securities Act") forming a part of the Registration Statement, relating to a particular offering of Selling Stockholder Shares by one or more Selling Stockholders; and

  (ii)
  up to $300,000,000 in aggregate initial public offering price of securities that may be offered and sold from time to time by the Company (the "Company Offered Securities"), including:

  (a)
  shares of Common Stock, including shares of Common Stock that may be issued upon the conversion or exercise of other securities described herein (the "Company Common Shares");

  (b)
  shares of preferred stock of the Company, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the "Preferred Stock");

  (c)
  debt securities of the Company, which may be senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities" and together with the Senior Securities, the "Debt Securities"), including Debt Securities issuable upon conversion or exercise of other securities described herein; and

  (d)
  warrants (the "Warrants") to purchase shares of Common Stock, Preferred Stock or Debt Securities.

        The Selling Stockholder Shares and the Company Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis, by the Selling Stockholders, in the case of the Selling Stockholder Shares, and the Company, in the case of the Company Offered Securities, pursuant to the provisions of Rule 415 under the Securities Act.

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

        Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Company Offered Securities:

  (i)
  the Senior Securities will be issued under an indenture between the Company and U.S. Bank National Association, as trustee (the "Senior Trustee"), the form of which is filed as Exhibit 4.2 to the Registration Statement (the "Senior Indenture");

  (ii)
  the Subordinated Securities will be issued under the indenture between the Company and U.S. Bank National Association, (the "Subordinated Trustee" and together with the Senior Trustee, the "Trustees"), the form of which is filed as Exhibit 4.3 to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures" and each, individually, an "Indenture"); and

  (iii)
  the Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and the warrant agents named therein.

        The Company's board of directors has taken and will take from time to time corporate action relating to the issuance of the Company Offered Securities (the "Corporate Proceedings"). Certain terms of the Company Offered Securities may be established by certain directors of the Company who have been authorized by the Corporate Proceedings. In rendering the opinions expressed below, we have examined (a) the Second Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated Bylaws of the Company; (c) the Registration Statement; (d) resolutions of the board of directors of the Company; (e) the securities purchase agreements pursuant to which the Selling Stockholder Shares were issued and sold by the Company to the Selling Stockholders; and (f) such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion.

        In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

        Based upon and subject to the foregoing and assuming that (i) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Company Offered Securities offered thereby and will comply with all applicable laws; (ii) all Company Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Company Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (iv) the Company Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the prospectus supplement(s), pricing supplement(s) or term sheet(s) referred to therein; and (v) the Company will authorize the offering and issuance of the Company Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action, we are of the opinion that:

  (1)
  the Company is a duly incorporated and existing corporation under the laws of the State of Delaware;

  (2)
  the Selling Stockholders Shares are validly issued, fully paid and nonassessable shares of Common Stock of the Company;

  (3)
  except with respect to Company Common Shares issuable upon (a) the conversion of Debt Securities or Preferred Stock or (b) the exercise of Warrants, when the Company Common Shares have been issued and sold, in the manner contemplated by the Registration Statement, the Company Common Shares will be validly issued, fully paid and non-assessable, assuming the issuance of the Company Common Shares has been authorized by all necessary corporate action and that the certificates evidencing such Company Common Shares are duly executed and delivered;

  (4)
  with respect to Company Common Shares issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, such Company Common Shares will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Company Common Shares upon conversion of such securities has been authorized by all necessary corporate action, that such securities have been converted in accordance with their terms and that the certificates evidencing such Company Common Shares are duly executed and delivered;

  (5)
  with respect to the Company Common Shares issuable upon exercise of Warrants, such Company Common Shares will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Company Common Shares upon exercise of such Warrants has been authorized by all necessary corporate action, that such Warrants have been exercised in accordance with their terms and that the certificates evidencing such Company Common Shares are duly executed and delivered;

  (6)
  except with respect to Preferred Stock issuable upon (a) the conversion of Debt Securities or (b) the exercise of Warrants, when the Preferred Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock has been authorized by all necessary corporate action and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered;

  (7)
  with respect to Preferred Stock issuable upon the conversion of Debt Securities that are by their terms convertible, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock upon conversion of such Debt Securities has been authorized by all necessary corporate action, that such Debt Securities have been converted in accordance with their terms and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered;

  (8)
  with respect to Preferred Stock issuable upon exercise of Warrants, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock upon exercise of such Warrants has been authorized by all necessary corporate action, that such Warrants has been exercised in accordance with their terms and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered;

  (9)
  the Senior Indenture has been duly authorized, and when executed and delivered by the Company and the Senior Trustee, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (10)
  the Senior Securities have been duly authorized by the Company and, when the Senior Securities have been executed and delivered by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Senior Indenture;

  (11)
  the Subordinated Indenture has been duly authorized, and when executed and delivered by the Company and the Subordinated Trustee, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (12)
  the Subordinated Securities have been duly authorized by the Company and, when executed and delivered by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Subordinated Indenture;

  (13)
  each Warrant Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (14)
  the Warrants have been duly authorized by the Company and, when each Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and when the Warrants have been executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Warrant Agreement;

        This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

        The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ MAYER BROWN LLP Mayer Brown LLP

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  Exhibit 5.1